UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 30, 2009 (October 26, 2009)

	Exact name of registrant as specified	I.R.S.
	in its charter, state of incorporation,	Employer
Commission	address of principal executive offices,	Identification
File Number	telephone	Number

1-16305	PUGET ENERGY, INC.	91-1969407
A Washington Corporation
10885 - N.E. 4th Street, Suite 1200
Bellevue, Washington 98004-5591
(425) 454-6363

1-4393	PUGET SOUND ENERGY, INC.	91-0374630
A Washington Corporation
10885 - N.E. 4th Street, Suite 1200
Bellevue, Washington 98004-5591
(425) 454-6363

___________

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)
☐	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))
☐	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e−4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 26, 2009, the sole shareholders of Puget Energy, Inc. and Puget Sound Energy, Inc., each appointed and elected Mark D. Wiseman to serve as a member of the Boards of Directors of Puget Energy and Puget Sound Energy, respectively.  The Boards of Puget Energy and Puget Sound Energy have not yet determined the board committee or committees, if any, on which Mr. Wiseman will serve.

Mr. Wiseman is the Senior Vice President – Private Investments of CPP Investment Board (USRE II) Inc., which is a member of Puget Holdings LLC, the indirect beneficial owner of Puget Energy and Puget Sound Energy, and was appointed and elected pursuant to the Amended and Restated Bylaws of each of Puget Energy and Puget Sound Energy.

Mr. Wiseman will not receive any director compensation but will be reimbursed for out-of-pocket expenses.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.
PUGET ENERGY, INC.

PUGET SOUND ENERGY, INC.

By: /s/ James W. Eldredge
Dated: October 30, 2009	James W. Eldredge Vice President, Controller and Chief Accounting Officer